UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2016

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5075 South Syracuse Street
Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 770-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2016, the Company held its annual meeting of stockholders. At the annual meeting, stockholders voted on the matters described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2016. The final voting results for the matters submitted to a vote of stockholders are set forth below.

Proposal 1: Election of Directors

The Company's stockholders elected the persons listed below to serve as Class III directors until the Company's 2019 annual meeting of stockholders or until their successors are duly elected and qualified, with voting results as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David Liniger	39,299,787	1,951,159	841,873
Richard Covey	39,410,447	1,840,499	841,873
Daniel Predovich	30,939,246	10,311,700	841,873
Teresa Van De Bogart	39,464,685	1,786,261	841,873

Proposal 2: Ratification of KPMG LLP as Independent Registered Public Accounting Firm

The Company's stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
41,636,886	454,183	1,750	0

Proposal 3: Stockholder Proposal by Heartland Initiative, Inc.

The Company's stockholders rejected a stockholder proposal to form an ad hoc Board committee concerning activities in Israeli settlements, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
965,807	40,042,348	242,791	841,873

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: May 9, 2016	By:	/s/ Adam Lindquist Scoville
Adam Lindquist Scoville
Vice President, General Counsel